Exhibit 10.37


WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT

This  Waiver  and  Third  Amendment  is  dated as of  December  31,  1998  (this
"Amendment") and is made by and among Autotote Corporation, a Delaware corporation ("Autotote"), Heller Financial, Inc., a Delaware corporation as agent and as a "Bank" party to the Credit Agreement referred to below, and DLJ Capital Funding, Inc., a Delaware corporation, as a Bank party to the Credit Agreement referred to below.

WHEREAS, the parties hereto are parties to that certain Credit Agreement, dated as of July 28, 1997, as subsequently amended (the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement);

WHEREAS, Autotote violated the provisions of Section 9.10 of the Credit Agreement as of the end of the fourth quarter of 1998, and at the request of Autotote, the Banks are willing to waive all rights and remedies available to them as a result of such violation;

WHEREAS,  the parties hereto desire to amend the Credit  Agreement to facilitate
(i) the acquisition by Marvin H. Sugarman Productions, Inc., a New York corporation ("Marvin H. Sugarman"), of all of the stock of SJC Video Corporation, a Delaware corporation ("SJC"), not previously wholly-owned by Marvin H. Sugarman (the "SJC Stock Acquisition"), (ii) the formation by Autotote of a new Wholly-Owned Subsidiary by the name of Autotote Panama, Inc., which has been organized under the laws of Panama (the "Autotote Panama Formation"), and
(iii) the acquisition by Autotote of a new Wholly-Owned Subsidiary by the name of Autotote Nederland B.V., which has been organized under the laws of The Netherlands (the "Autotote Nederland Acquisition");

WHEREAS, the parties hereto desire to further amend the Credit Agreement to revise the ratio levels contained in Section 9.10 of the Credit Agreement;

NOW,  THEREFORE,  in  consideration  of the  premises,  and for  other  good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged,  the parties hereto hereby agree as follows:

1. Waiver. The Banks hereby waive all rights and remedies available to them as a result of Autotote's violation of the provisions of Section 9.10 of the Credit Agreement for the period ending on the last day of the fourth quarter of 1998. The waiver granted herein shall not obligate the Banks to grant further waivers of the provision of Section 9.10 or any other provision of the Credit Agreement hereafter.

2. Absence of Need for Consent. Autotote hereby represents and warrants to Agent and each Bank that each of the SJC Stock Acquisition, the Autotote Panama Formation and the Autotote Nederland Acquisition was each consummated in accordance with the provisions of the Credit Agreement, including without limitation, the provisions of Sections 9.02 and 9.06, and that consummation of the SJC Stock Acquisition, the Autotote Panama Formation and the Autotote Nederland Acquisition did not require the prior written consent of the Agent or any Bank.

3.  Amendments  to Credit  Agreement.

(A) The Credit  Agreement  is  amended by  supplementing  each of  Schedule  VI,
Schedule VIII, Schedule IX, Schedule X, Schedule XI and Schedule XII thereto as set forth on the corresponding schedules attached to this Amendment.

(B) The table set forth within Section 9.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:


     Period                          Ratio
     ------                          -----
First Quarter, 1999                5.50:1.00
Second  Quarter, 1999              5.50:1.00
Third Quarter, 1999                5.10:1.00
Fourth  Quarter, 1999              4.90:1.00
First Quarter, 2000                4.80:1.00
Second  Quarter, 2000              4.25:1.00
Third Quarter, 2000                4.25:1.00
Fourth Quarter, 2000               4.00:1.00
First Quarter, 2001                3.75:1.00
Second Quarter, 2001               3.75:1.00

4. Miscellaneous.

(a) Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.



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(b) Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(c) Successors and Assigns. This Amendment shall be binding upon Agent, Autotote and Banks and their respective permitted successors and assigns, and shall inure to the sole benefit of Agent, Autotote and Banks and the permitted successors and assigns of Agent, Autotote and Banks.

(d) Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

(e) References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require. (f) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Credit Agreement. The parties hereto expressly do not intend to extinguish the Credit Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement which is evidenced by certain promissory notes and secured by the Collateral. The Credit Agreement, as amended hereby, and other Credit Documents remain in full force and effect.

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


IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto as of the day and date first written above.


                                    HELLER FINANCIAL, INC.

                                    By:____________________________________
                                    Its:___________________________________


                                    DLJ CAPITAL FUNDING, INC.

                                    By:____________________________________
                                    Its:___________________________________


                                    AUTOTOTE CORPORATION

                                    By:____________________________________
                                    Its:___________________________________




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